UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 15, 2007

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10635 Santa Monica Boulevard,
Suite 120
Los Angeles, California 90025
(Address of principal executive offices) (zip code)

(310) 461-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On August 9, 2007, we filed our Quarterly Report on Form 10-QSB, for the period ended June 30, 2007. In connection with this filing we submitted a confidential treatment request (“CTR”) for portions of Exhibit 10 to that filing, which was a Licensing and Distribution Agreement dated June 6, 2007, by and between us and Laboratoires Carilene S.A.S., a corporation existing under the laws of France (the “License Agreement”). Our CTR requested that the transfer pricing/costs of the product to be paid by us under the License Agreement be redacted and treated as confidential.

Since the filing of this Quarterly Report and the CTR, we terminated the License Agreement, as disclosed in a Current Report on Form 8-K filed on October 2, 2007. With the License Agreement now terminated, the basis for the CTR for confidential treatment of the pricing terms no longer exists. Therefore, by letter to the Securities and Exchange Commission dated October 15, 2007, we requested withdrawal of the CTR regarding the License Agreement.

In connection with the withdrawal of our CTR we must file the complete, unredacted version of the License Agreement in an amended Quarterly Report on Form 10-QSB/A. As such, in the near future, we will be filing an amended Quarterly Report on Form 10-QSB/A for the period ended June 30, 2007, for the purpose of including the full and complete version of the License Agreement. We are also including the full and complete copy of the License Agreement to this filing as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Licensing and Distribution Agreement dated June 6, 2007 by and between Auriga Laboratories, Inc. and Laboratoires Carilene S.A.S (unredacted version)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2007	Auriga Laboratories, Inc. a Delaware corporation

/s/ Philip S. Pesin
	By:	Philip S. Pesin
	Its:	Chief Executive Officer